Exhibit 99

RCM Technologies, Inc.	Tel: 856.356.4500	Corporate Contacts:
2500 McClellan Avenue	Fax: 856.356.4600	Bradley S. Vizi
Pennsauken, NJ 08109	info@rcmt.com	Executive Chairman
	www.rcmt.com	Kevin D. Miller
Chief Financial Officer

P R E S S   R E L E A S E

RCM TECHNOLOGIES, INC. ANNOUNCES

SECOND-QUARTER RESULTS

Pennsauken, NJ – August 9, 2023 -- RCM Technologies, Inc. (NasdaqGM: RCMT), a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced engineering, specialty health care, and information technology services, today announced financial results for the thirteen and twenty-six weeks ended July 1, 2023.

RCM Technologies reported revenue of $67.0 million for the thirteen weeks ended July 1, 2023 (the current period), a decrease of 9.8% compared to $74.3 million for the thirteen weeks ended July 2, 2022 (the comparable prior-year period). Gross profit was $18.8 million for the current period, a 13.5% decrease compared to $21.7 million for the comparable prior-year period.  The Company experienced GAAP operating income of $5.7 million for the current period compared to $8.2 million for the comparable prior-year period.  The Company experienced GAAP net income of $4.0 million, or $0.47 per diluted share, for the current period compared to $6.0 million, or $0.57 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $6.0 million for the current period compared to $8.4 million for the comparable prior-year period.

RCM Technologies reported revenue of $134.2 million for the twenty-six weeks ended July 1, 2023 (the current period), a decrease of 14.2% compared to $156.3 million for the twenty-six weeks ended July 2, 2022 (the comparable prior-year period). Gross profit was $37.8 million for the current period, a 16.2% decrease compared to $45.1 million for the comparable prior-year period.  The Company experienced GAAP operating income of $11.5 million for the current period compared to $17.2 million for the comparable prior-year period.  The Company experienced GAAP net income of $7.8 million, or $0.87 per diluted share, for the current period compared to $12.5 million, or $1.18 per diluted share, for the comparable prior-year period. The Company experienced adjusted EBITDA (non-GAAP) of $11.7 million for the current period compared to $17.7 million for the comparable prior-year period.

Bradley Vizi, Executive Chairman of RCM Technologies, commented, “Despite a slow start to the year in Engineering, we made the decision to maintain stride in building what we believe to be a highly differentiated platform in the professional service marketplace. Our decision was supported by our view of the secular growth markets and our strong portfolio of capabilities, and we now see the business continuing to strengthen as we move through the year.”

Kevin Miller, Chief Financial Officer of RCM Technologies, commented, “We believe our strong cash generating business model and clean balance sheet afford us the ability to invest in value accretive growth throughout the economic cycle. Considering normal third quarter seasonality, we believe we are set up for a healthy double-digit earnings increase in the fourth quarter, consistent with our long-term trajectory. Also, we expect to continue to see strong cash flow from operations during the second half of fiscal 2023.”

Conference Call

On Thursday, August 10, 2023, RCM Technologies will host a conference call to discuss these results. The call will begin at 11:30 a.m. Eastern Time. The dial-in number is (800) 285-6670.

About RCM

RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in delivering these solutions to commercial and government sectors. RCM is also a provider of specialty healthcare services to major health care institutions and educational facilities. RCM's offices are located in major metropolitan centers throughout North America and Serbia. Additional information can be found at www.rcmt.com.

The statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995. They are subject to various risks, uncertainties, and other factors that could cause the Company’s actual results, performance, or achievements to differ materially from those expressed or implied by such forward-looking statements. These statements often include words such as “may,” “will,” “expect,” “anticipate,” “continue,” “estimate,” “project,” “intend,” “believe,” “plan,” “seek,” “could,” “can,” “should,” “are confident” or similar expressions. In addition, statements that are not historical should also be considered forward-looking statements. These statements are based on assumptions that we have made in light of our experience in the industry, and our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate in these circumstances. Forward-looking statements include, but are not limited to, those relating to demand for the Company’s services, expectations regarding our future revenues and other financial results, our pipeline, and potential project wins, and our expectations for investment and growth in our business. Such statements are based on current expectations that involve several known and unknown risks, uncertainties, and other factors, which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. Risk, uncertainties, and other factors may emerge from time to time that could cause the Company’s actual results to differ from those indicated by the forward-looking statements. Investors are directed to consider such risks, uncertainties, and other factors described in documents filed by the Company with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. The Company assumes no obligation (and expressly disclaims any such obligation) to update any forward-looking statements contained in this release as a result of new information or future events or developments, except as may be required by law.

Tables to Follow

RCM Technologies, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In Thousands, Except Per Share Amounts)

	Thirteen Weeks Ended
	July 1, 2023	July 2, 2022
Revenue	$67,035	$74,346
Cost of services	48,275	52,663
Gross profit	18,760	21,683
Selling, general and administrative	12,723	13,264
Depreciation and amortization of property and equipment	242	225
Amortization of acquired intangible assets	46	-
Operating income	5,749	8,194
Other expense (income), net	418	(28)
Income before income taxes	5,331	8,222
Income tax expense	1,348	2,208
Net income	$3,983	$6,014

Diluted net earnings per share data	$0.47	$0.57
Diluted weighted average shares outstanding	8,558,396	10,550,896

	Twenty-Six Weeks Ended
	July 1, 2023	July 2, 2022
Revenue	$134,159	$156,307
Cost of services	96,375	111,204
Gross profit	37,784	45,103
Selling, general and administrative	26,119	27,411
Depreciation and amortization of property and equipment	513	463
Amortization of acquired intangible assets	91	-
Gain on sale of assets	(395)	-
Operating income	11,456	17,229
Other expense, net	825	24
Income before income taxes	10,631	17,205
Income tax expense	2,811	4,671
Net income	$7,820	$12,534

Diluted net earnings per share data	$0.87	$1.18
Diluted weighted average shares outstanding	8,976,714	10,583,519

RCM Technologies, Inc.

Supplemental Operating Results on a Non-GAAP Basis

(Unaudited)

(In Thousands)

The following non-GAAP measures, which adjust for the categories of expenses described below, are non-GAAP financial measures.  Our management believes that these non-GAAP financial measures (“Adjusted operating income,” “EBITDA” and “Adjusted EBITDA”) are useful information for investors, shareholders, and other stakeholders of our Company in gauging our results of operations on an ongoing basis and to enhance investors’ overall understanding of our current financial performance and period-to-period comparisons.  Adjusted operating income, EBITDA and Adjusted EBITDA should not be considered alternatives to net income as an indicator of performance.  In addition, Adjusted operating income, EBITDA and Adjusted EBITDA do not take into account changes in certain assets and liabilities and interest and income taxes that can affect cash flows.  We do not intend the presentation of these non-GAAP measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP. These non-GAAP measures should be read-only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The following unaudited table presents the Company’s GAAP net income and the corresponding adjustments used to calculate Adjusted operating income, EBITDA and Adjusted EBITDA for the thirteen and twenty-six weeks ended July 1, 2023 and July 2, 2022.

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	July 1, 2023	July 2, 2022	July 1, 2023	July 2, 2022
GAAP net income	$3,983	$6,014	$7,820	$12,534
Income tax expense	1,348	2,208	2,811	4,671
Interest expense, net	425	69	785	166
Depreciation of property and equipment	242	225	513	463
Amortization of acquired intangible assets	46	-	91	-
EBITDA (non-GAAP)	$6,044	$8,516	$12,020	$17,834

Adjustments
Gain on sale of assets	-	-	(395)	-
(Gain) loss on foreign currency transactions	(7)	(97)	40	(142)
Adjusted EBITDA (non-GAAP)	$6,037	$8,419	$11,665	$17,692

RCM Technologies, Inc.

Summary of Selected Income Statement Data

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended July 1, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$35,528	$21,014	$10,493	$67,035
Cost of services	25,727	16,192	6,356	48,275
Gross profit	$9,801	$4,822	$4,137	$18,760
Gross profit margin	27.6%	22.9%	39.4%	28.0%

	Thirteen Weeks Ended July 2, 2022
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$43,457	$20,906	$9,983	$74,346
Cost of services	30,575	15,395	6,693	52,663
Gross profit	$12,882	$5,511	$3,290	$21,683
Gross profit margin	29.6%	26.4%	33.0%	29.2%

	Twenty-Six Weeks Ended July 1, 2023
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$74,658	$39,504	$19,997	$134,159
Cost of services	53,185	30,365	12,555	96,375
Gross profit	$21,473	$8,869	$7,442	$37,784
Gross profit margin	28.8%	22.5%	37.2%	28.2%

	Twenty-Six Weeks Ended July 2, 2022
	Specialty Health Care	Engineering	Life Sciences and IT	Consolidated

Revenue	$95,641	$40,804	$19,862	$156,307
Cost of services	67,758	30,059	13,387	111,204
Gross profit	$27,883	$10,745	$6,475	$45,103
Gross profit margin	29.2%	26.3%	32.6%	28.9%

RCM Technologies, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In Thousands, Except Share Amounts)

	July 1,	December 31,
	2023	2022
	(Unaudited)
Current assets:
Cash and cash equivalents	$1,273	$339
Accounts receivable, net	61,614	50,762
Transit accounts receivable	9,875	3,280
Prepaid expenses and other current assets	4,324	4,636
Total current assets	77,086	59,017

Property and equipment, net	2,158	2,098

Other assets:
Deposits	169	173
Goodwill	22,147	22,147
Operating right of use asset	3,203	3,665
Intangible assets, net	774	864
Total other assets	26,293	26,849

Total assets	$105,537	$87,964

Current liabilities:
Accounts payable and accrued expenses	$12,947	$14,147
Transit accounts payable	37,190	9,767
Accrued payroll and related costs	11,836	13,023
Finance lease payable	464	462
Income taxes payable	233	85
Operating right of use liability	1,091	1,349
Contingent consideration from acquisitions	300	472
Deferred revenue	504	1,119
Total current liabilities	64,565	40,424

Deferred income taxes, net, foreign	169	166
Deferred income taxes, net, domestic	1,599	1,495
Finance lease payable	-	232
Contingent consideration from acquisitions, net of current position	1,671	1,970
Operating right of use liability, net of current position	2,508	2,932
Borrowings under line of credit	14,851	8,783
Total liabilities	85,363	56,002

Stockholders’ equity:
Preferred stock, $1.00 par value; 5,000,000 shares authorized;
no shares issued or outstanding	-	-
Common stock, $0.05 par value; 40,000,000 shares authorized;
17,516,469 shares issued and 7,934,088 shares outstanding at July 1, 2023 and 17,287,967 shares issued and 9,285,318 shares outstanding at December 31, 2022	873	863
Additional paid-in capital	115,314	113,878
Accumulated other comprehensive loss	(2,857)	(2,863)
Accumulated deficit	(28,276)	(36,096)
Treasury stock, 9,582,381 shares at July 1, 2023 and
8,002,649 shares at December 31, 2022, at cost	(64,880)	(43,820)
Total stockholders’ equity	20,174	31,962

Total liabilities and stockholders’ equity	$105,537	$87,964

RCM Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In Thousands)

	Thirteen Weeks Ended
	July 1, 2023	July 2, 2022
Net income	$3,983	$6,014
Adjustments to reconcile net income to cash used in operating activities	1,043	449
Changes in operating assets and liabilities:
Accounts receivable	(2,804)	13,779
Prepaid expenses and other current assets	(648)	343
Net of transit accounts receivable and payable	19,356	(731)
Accounts payable and accrued expenses	654	389
Accrued payroll and related costs	(3,598)	(2,392)
Right of use liabilities	(335)	(382)
Income taxes payable	6	1,111
Deferred revenue	(305)	(315)
Deposits	(9)	9
Total adjustments	13,360	12,260
Net cash provided by operating activities	$17,343	$18,274

Net cash used in investing activities	(227)	(223)
Net cash used in financing activities	(18,160)	(15,563)
Effect of exchange rate changes on cash and cash equivalents	(37)	(235)
Increase in cash and cash equivalents	($1,081)	$2,253

Common stock repurchase	($12,876)	($2,781)

	Twenty-Six Weeks Ended
	July 1, 2023	July 2, 2022
Net income	$7,820	$12,534
Adjustments to reconcile net income to cash used in operating activities	1,746	1,186
Changes in operating assets and liabilities:
Accounts receivable	(10,839)	3,565
Prepaid expenses and other current assets	312	434
Net of transit accounts receivable and payable	20,828	(210)
Accounts payable and accrued expenses	(1,013)	(585)
Accrued payroll and related costs	(1,194)	3,048
Right of use liabilities	(683)	(926)
Income taxes payable	147	2,935
Deferred revenue	(615)	(1,237)
Deposits	2	11
Total adjustments	8,691	8,221
Net cash provided by operating activities	$16,511	$20,755

Net cash used in investing activities	(559)	(453)
Net cash used in financing activities	(15,215)	(17,175)
Effect of exchange rate changes on cash and cash equivalents	197	(250)
Increase in cash and cash equivalents	$934	$2,877

Common stock repurchase	($21,060)	($2,781)